UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 1, 2005

EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts

02142

(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) and (d): not applicable.

(b): On July 1, 2005, Dr. Peyton J. Marshall gave written notice to EPIX Pharmaceuticals, Inc. of his resignation from his positions as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company, effective July 1, 2005.

(c): On July 5, 2005, the Company announced that Robert Pelletier, 53, the Senior Director of Finance of EPIX since March 2003, has been appointed to serve as its Principal Accounting Officer and Executive Director of Finance.  Mr. Pelletier joined the Company in March 2003. He came to EPIX from The Medicines Company where he was Senior Director of Finance from July 2000 to March 2003. Prior to July 2000, Mr. Pelletier spent nine years as Controller and subsequently Vice President of Finance at AverStar Inc., a software company that provided engineering and software services, products/tools and integrated system solutions to government and commercial customers, and eleven years at Textron, Inc. in various accounting and finance roles. He holds a BA in Accounting from the University of Rhode Island, and an MBA from Bentley College.

In connection with his appointment as Principal Accounting Officer and Executive Director of Finance, Mr. Pelletier received an option to purchase 15,000 shares of the Company’s Common Stock, at an exercise price of $8.69 per share, vesting in equal installments over 5 years from the date of grant. He also received an increase in base salary from $167,745 to $184,519.

A copy of EPIX’ press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.

(Registrant)

Date: July 6, 2005	/s/	Michael D. Webb
Michael D. Webb
Chief Executive Officer